Exhibit 10.1

THIRD LOAN MODIFICATION AGREEMENT

This Third Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of May 17, 2012, by and between (i) SILICON VALLEY BANK, a California corporation with a loan production office located at 8020 Towers Crescent Drive, Suite 475, Vienna, Virginia 22182 (“Bank”), and (ii) LUNA INNOVATIONS INCORPORATED, a Delaware corporation and LUNA TECHNOLOGIES, INC., a Delaware corporation, each with offices located at 1 Riverside Circle, Suite 400, Roanoke, Virginia 24016 (individually and collectively, jointly and severally, the “Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of February 18, 2010, evidenced by, among other documents, a certain Loan and Security Agreement dated as of February 18, 2010, between Borrower and Bank, as amended by a certain First Loan Modification Agreement, dated as of March 7, 2011 and as further amended by a certain Second Loan Modification Agreement, dated as of May 18, 2011 (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and in certain Intellectual Property Security Agreements executed by each Borrower in favor of Bank (collectively, the “IP Agreements”, and together with any other collateral security granted to Bank, the “Security Documents”).

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by deleting Sections 2.1.2, 2.1.3 and 2.1.4 thereof, and inserting in lieu thereof the following:

“2.1.2 [Reserved].

2.1.3 [Reserved.

2.1.4 [Reserved].”

2	The Loan Agreement shall be amended by deleting the following text appearing as Section 2.2 thereof:

“2.2 Overadvances. If, at any time, the sum of (a) the outstanding principal amount of any Advances (including any amounts used for Cash Management Services); plus (b) the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve); plus (c) the FX Reduction Amount exceeds the lesser of either the Revolving Line or the Borrowing Base (such excess amount being an “Overadvance”), Borrower shall immediately pay to Bank in cash such Overadvance. Without limiting Borrower’s obligation to repay Bank any amount of the Overadvance, Borrower agrees to pay Bank interest on the outstanding amount of any Overadvance, on demand, at the Default Rate.”

and inserting in lieu thereof the following:

“2.2 Overadvances. If, at any time, the sum of (a) the outstanding principal amount of any Advances exceeds the lesser of either the Revolving Line or the Borrowing Base (such excess amount being an “Overadvance”), Borrower shall immediately pay to Bank in cash such Overadvance. Without limiting Borrower’s obligation to repay Bank any amount of the Overadvance, Borrower agrees to pay Bank interest on the outstanding amount of any Overadvance, on demand, at the Default Rate.”

3	The Loan Agreement shall be amended by deleting the following text appearing as Section 2.3(a)(i) thereof:

“(i) Advances. Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the Prime Rate plus one and one-quarter percentage points (1.25%), which interest shall be payable monthly, in arrears, in accordance with Section 2.3(f) below.”

and inserting in lieu thereof the following:

“(i) Advances. Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the Prime Rate plus one percentage point (1.00%), which interest shall be payable monthly, in arrears, in accordance with Section 2.3(f) below.”

4	The Loan Agreement shall be amended by deleting the following text appearing as Section 2.4(b) thereof:

“(b) Letter of Credit Fee. Bank’s customary fees and expenses for the issuance or renewal of Letters of Credit, upon the issuance of such Letter of Credit, each anniversary of the issuance during the term of such Letter of Credit, and upon the renewal of such Letter of Credit by Bank;”

and inserting in lieu thereof the following:

“(b) [Reserved];”

5	The Loan Agreement shall be amended by deleting the following text appearing as Section 2.4(d) thereof:

“(d) Unused Revolving Line Facility Fee. A fee (the “Unused Revolving Line Facility Fee”), payable monthly, in arrears, on a calendar year basis on the last Business Day of each month, in an amount equal to one-quarter of one percent (0.25%) per annum of the average unused portion of the Revolving Line, as determined by Bank. The unused portion of the Revolving Line, for the purposes of this calculation, shall not include amounts reserved for products provided in connection with Cash Management Services and FX Forward Contracts. Borrower shall not be entitled to any credit, rebate or repayment of any Unused Revolving Line Facility Fee previously earned by Bank pursuant to this Section notwithstanding any termination of the Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder, including during any Streamline Period; and”

and inserting in lieu thereof the following:

“(d) Unused Revolving Line Facility Fee. A fee (the “Unused Revolving Line Facility Fee”), payable monthly, in arrears, on a calendar year basis on the last Business Day of each month, in an amount equal to one-quarter of one percent (0.25%) per annum of the average unused portion of the Revolving Line, as determined by Bank. Borrower shall not be entitled to any credit, rebate or repayment of any Unused Revolving Line Facility Fee previously earned by Bank pursuant to this Section notwithstanding any termination of the Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder, including during any Streamline Period; and”

6	The Loan Agreement shall be amended by deleting the following text appearing as Section 3.4 thereof:

“3.4 Procedures for Borrowing. Advances. Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, to obtain an Advance (other than Advances under Sections 2.1.2 or 2.1.4), Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 noon Eastern time on the Funding Date of the Advance. Together with any such electronic or facsimile notification, Borrower shall deliver to Bank by electronic mail or facsimile a completed Transaction Report executed by a Responsible Officer or his or her designee. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Bank shall credit Advances to the Designated Deposit Account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due.”

and inserting in lieu thereof the following:

“3.4 Procedures for Borrowing. Advances. Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, to obtain an Advance, Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 noon Eastern time on the Funding Date of the Advance. Together with any such electronic or facsimile notification, Borrower shall deliver to Bank by electronic mail or facsimile a completed Transaction Report executed by a Responsible Officer or his or her designee. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Bank shall credit Advances to the Designated Deposit Account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due.”

7	The Loan Agreement shall be amended by inserting the following text at the end of Section 4.1 thereof:

“Borrower acknowledges that it previously has entered, and/or may in the future enter, into Bank Services Agreements with Bank. Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of Borrower and Bank to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein (subject only to Permitted Liens that expressly have superior priority to Bank’s Lien in this Agreement).

If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are satisfied in full, and at such time, Bank shall, at Borrower’s sole cost and expense, terminate its security interest in the Collateral and all rights therein shall revert to Borrower. [In the event (a) all Obligations (other than inchoate indemnity obligations), except for Bank Services, are satisfied in full, and (b) this Agreement is terminated, Bank shall terminate the security interest granted herein upon Borrower providing cash collateral acceptable to Bank in its good faith business judgment for Bank Services, if any. In the event such Bank Services consist of outstanding Letters of Credit, Borrower shall provide to Bank cash collateral in an amount equal to 105% (110% for letters of credit denominated in a currency other than Dollars), of the Dollar Equivalent of the face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to such Letters of Credit.”

8	The Loan Agreement shall be amended by deleting the following text appearing in Section 4.2 thereof:

“If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Upon payment in full in cash of the Obligations and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall, at Borrower’s sole cost and expense, release its Liens in the Collateral and all rights therein shall revert to Borrower.”

9	The Loan Agreement shall be amended by deleting the following text appearing as Section 6.9(a) thereof:

“(a) Liquidity. Borrower’s (i) unrestricted cash at Bank plus (ii) the lesser of (x) thirty percent (30%) of net billed accounts receivable (including, without limitation, unbilled but contractually due accounts receivable) or (y) Three Million Dollars ($3,000,000) of not less than Seven Million Dollars ($7,000,000).”

and inserting in lieu thereof the following:

“(a) Liquidity. Borrower’s (i) unrestricted cash at Bank plus (ii) the lesser of (x) thirty percent (30%) of net billed accounts receivable (including, without limitation, unbilled but contractually due accounts receivable) or (y) Three Million Dollars ($3,000,000), of not less than Six Million Dollars ($6,000,000).”

10	The Loan Agreement shall be amended by deleting the following text appearing as Section 6.9(b) thereof:

“(b) Adjusted EBITDA. Maintain, measured as of the end of each fiscal quarter during the following periods on a trailing three month basis, Adjusted EBITDA of at least the following:

Trailing Three Month Period Ended	Minimum Adjusted EBITDA

March 31, 2011	($300,000)

June 30, 2011 through and including September 30, 2011	$500,000

December 31, 2011	$100,000

March 31, 2012, and each trailing three month period ending thereafter	The greater of (i) forty percent (40%) of forecasted Adjusted EBITDA per the board approved projections; or (b) $100,000”

and inserting in lieu thereof the following:

“(b) Adjusted EBITDA. Achieve, as of the end of each fiscal quarter, measured on a trailing three month basis, Adjusted EBITDA of at least One Hundred Thousand Dollars ($100,000).”

11	The Loan Agreement shall be amended by deleting the following text appearing as clauses (c) and (d) of Section 9.1 thereof:

“(c) demand that Borrower (i) deposit cash with Bank in an amount equal to 105% of the Dollar Equivalent of the aggregate face amount of all Letters of Credit remaining undrawn plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to such Letters of Credit, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit; provided, however, if an Event of Default described in Section 8.5 occurs, the obligation of Borrower to cash collateralize all Letters of Credit remaining undrawn shall automatically become effective without any action by Bank;

(d) terminate any FX Forward Contracts;”

and inserting in lieu thereof the following:

“(c) demand that Borrower (i) deposit cash with Bank in an amount equal to 105% (110% for letters of credit denominated in a currency other than Dollars), of the Dollar Equivalent of the aggregate face amount of all letters of credit remaining undrawn plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to such letters of credit, as collateral security for the repayment of any future drawings under such letters of credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of any letters of credit; provided, however, if an Event of Default described in Section 8.5 occurs, the obligation of Borrower to cash collateralize all letters of credit remaining undrawn shall automatically become effective without any action by Bank;

(d) terminate any foreign exchange forward contract;”

12	The Loan Agreement shall be amended by deleting the following text from Section 10 thereof:

“If to Bank:	Silicon Valley Bank
275 Grove Street, Suite 2-200
Newton, Massachusetts 02466
Attn: Mr. Christopher Leary
Fax: (617) 527-0177
Email: cleary@svb.com”

and inserting in lieu thereof the following:

“If to Bank:	Silicon Valley Bank
8020 Towers Crescent Drive Suite 475
Vienna, Virginia 22182
Attn: Ms. Alicia Fuller
Fax: (703) 356-7643
Email: afuller@svb.com”

13	The Loan Agreement shall be amended by deleting the following text appearing as Section 12.9 thereof:

“12.9 Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been paid in full and satisfied. The obligation of Borrower in Section 12.3 to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.”

and inserting in lieu thereof the following:

“12.9 Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been paid in full and satisfied. Without limiting the foregoing, except as otherwise provided in Section 4.1, the grant of security interest by Borrower in Section 4.1 shall survive until the termination of all Bank Services Agreements. The obligation of Borrower in Section 12.3 to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.”

14	The Loan Agreement shall be amended by deleting following definitions appearing in Section 13.1 thereof:

““Cash Management Services” is defined in Section 2.1.4.

“FX Business Day” is any day when (a) Bank’s Foreign Exchange Department is conducting its normal business and (b) the Foreign Currency being purchased or sold by Borrower is available to Bank from the entity from which Bank shall buy or sell such Foreign Currency.

“FX Forward Contract” is defined in Section 2.1.3.

“FX Reduction Amount” is defined in Section 2.1.3.

“Hansen Medical” is Hansen Medical, Inc., a Delaware corporation, and each of its Subsidiaries and Affiliates.

“Hansen Secured Promissory Note” means the Hansen Settlement Document of that title.

“Hansen Settlement Documents” means the Hansen Settlement Documents as defined in the Plan of Reorganization.

“Hansen Subordinated Loan Documents” means the Security Agreement, Patent and Trademark Security Agreement, and the Hanson Secured Promissory Note, each as described in the Hansen Settlement Documents, as the same may from time to time be amended, modified, supplemented, extended, renewed, restated or replaced.

“Letter of Credit” means a standby letter of credit issued by Bank or another institution based upon an application, guarantee, indemnity or similar agreement on the part of Bank as set forth in Section 2.1.2.

“Letter of Credit Application” is defined in Section 2.1.2(a).

“Letter of Credit Reserve” has the meaning set forth in Section 2.1.2(d).”

15	The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

““Adjusted EBITDA” shall mean (a) Net Income, plus (b) Interest Expense, plus (c) to the extent deducted in the calculation of Net Income, depreciation expense and amortization expense, plus (d) income tax expense, plus (e) to the extent deducted in the calculation of Net Income, non-cash stock compensation expense, plus (f) to the extent deducted in the calculation of Net Income, after-tax dividends (provided, that nothing herein shall be construed as permitting Borrower to pay and dividends or distributions in violation of Section 7.7 hereof) less (g) to the extent included in the calculation of Net Income, non-cash income recognized in connection with the early termination of the Indebtedness under the Hansen Subordinated Loan Documents.[ TBD]

“Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base minus (b) the Dollar Equivalent amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit plus an amount equal to the Letter of Credit Reserve), minus (c) the FX Reduction Amount, minus (d) any amounts used for Cash Management Services, and minus (e) the outstanding principal balance of any Advances.

“Credit Extensions” is any Advance, Letter of Credit, FX Forward Contract, amount utilized for Cash Management Services, Term Loan or any other extension of credit by Bank for Borrower’s benefit.

“Loan Documents” are, collectively, this Agreement, the Perfection Certificate, the IP Agreements, the Subordination Agreement, the Post-closing Letter, any note, or notes or guaranties executed by Borrower or any Guarantor, and any other present or future agreement between Borrower any Guarantor and/or for the benefit of Bank in connection with this Agreement, all as amended, restated, or otherwise modified.

“Reserves” means, as of any date of determination, such amounts as Bank may from time to time establish and revise in good faith reducing the amount of Advances, Letters of Credit and other financial accommodations which would otherwise be available to Borrower under the lending formulas: (a) to reflect events, conditions, contingencies or risks which, as determined by Bank in good faith, do or may affect (i) the Collateral or any other property which is security for the Obligations or its value (including without limitation any increase in delinquencies of Accounts), (ii) the assets or business of Borrower or any guarantor, or (iii) the security interests and other rights of Bank in the Collateral (including the enforceability, perfection and priority thereof); or (b) to reflect Bank’s good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any guarantor to Bank is or may have been incomplete, inaccurate or misleading in any material respect; or (c) in respect of any state of facts which Bank determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.

“Revolving Line Maturity Date” is May 17, 2012.”

and inserting in lieu thereof the following:

““Adjusted EBITDA” shall mean (a) Net Income, plus (b) Interest Expense, plus (c) to the extent deducted in the calculation of Net Income, depreciation expense and amortization expense, plus (d) income tax expense, plus (e) to the extent deducted in the calculation of Net Income, non-cash stock compensation expense, plus (f) to the extent deducted in the calculation of Net Income, after-tax dividends (provided, that nothing herein shall be construed as permitting Borrower to pay and dividends or distributions in violation of Section 7.7 hereof).[TBD]

“Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base minus (b) the outstanding principal balance of any Advances.

“Credit Extensions” is any Advance, letter of credit, foreign exchange forward contract, amount utilized for cash management services, Term Loan or any other extension of credit by Bank for Borrower’s benefit.

“Loan Documents” are, collectively, this Agreement, the Perfection Certificate, the IP Agreements, any Bank Services Agreements, any note, or notes or guaranties executed by Borrower or any Guarantor, and any other present or future agreement between Borrower any Guarantor and/or for the benefit of Bank in connection with this Agreement, all as amended, restated, or otherwise modified.

“Reserves” means, as of any date of determination, such amounts as Bank may from time to time establish and revise in good faith reducing the amount of Advances, letters of credit and other financial accommodations which would otherwise be available to Borrower under the lending formulas: (a) to reflect events, conditions, contingencies or risks which, as determined by Bank in good faith, do or may affect (i) the Collateral or any other property which is security for the Obligations or its value (including without limitation any increase in delinquencies of Accounts), (ii) the assets or business of Borrower or any guarantor, or (iii) the security interests and other rights of Bank in the Collateral (including the enforceability, perfection and priority thereof); or (b) to reflect Bank’s good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any guarantor to Bank is or may have been incomplete, inaccurate or misleading in any material respect; or (c) in respect of any state of facts which Bank determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.

“Revolving Line Maturity Date” is May 17, 2014.”

16	The Loan Agreement shall be amended by deleting the following clause (s) from the definition of “Eligible Accounts” in Section 13.1 thereof:

“(s) prior to (i) payment in full of all Indebtedness of Borrower under the Hansen Subordinated Loan Documents and (ii) the termination of all of the Hansen Subordinated Loan Documents and prior to release of all security interests or Liens created thereunder, Accounts for which the Account Debtor is Hansen Medical; and””

and inserting in lieu thereof the following:

“(s) [reserved]; and”

17	The loan Agreement shall be amended by inserting the following definitions in Section 13.1 thereof, each in its appropriate alphabetical order:

“Bank Services” are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its Subsidiaries by Bank or any Bank Affiliate, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto (each, a “Bank Services Agreement”).

“Third Loan Modification Effective Date” is May     , 2012.”

18	The Compliance Certificate appearing as Exhibit B to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Exhibit A hereto.

4. CONDITIONS PRECEDENT. Borrower hereby agrees that the following documents shall be delivered to the Bank prior to or concurrently with the Third Loan Modification Effective Date, each in form and substance satisfactory to the Bank, in its sole discretion (collectively, the “Conditions Precedent”):

A.	Copies, certified by a duly authorized officer of the Borrower, to be true and complete as of the date hereof, of each of (i) the governing documents of the Borrower as in effect on the date hereof

(but only to the extent modified since last delivered to the Bank), (ii) the resolutions of the Borrower authorizing the execution and delivery of this Loan Modification Agreement, the other documents executed in connection herewith and the Borrower’s performance of all of the transactions contemplated hereby (but only to the extent required since last delivered to Bank), and (iii) an incumbency certificate giving the name and bearing a specimen signature of each individual who shall be so authorized (but only to the extent any signatories have changed since such incumbency certificate was last delivered to Bank);

B.	A certificate from the Secretary of State of the applicable State of organization as of a recent date as to the Borrower’s existence and good standing, together with certificates of foreign qualification from the applicable authority in each applicable jurisdiction in which Borrower is so qualified, each as of a recent date;

C.	Updated Perfection Certificates, executed by Borrower;

D.	Updated evidence of insurance; and

E.	Such other documents as Bank may reasonably request.

5. FEES. Borrower shall pay to Bank Borrower shall pay to Bank a Revolving Line commitment fee equal to Five Thousand Dollars ($5,000), which fees shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

6. RATIFICATION OF IP AGREEMENTS. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the IP Agreements, and acknowledges, confirms and agrees that said IP Agreements, as modified by certain disclosures made by Borrower to Bank through and including the date hereof, contain an accurate and complete listing of all Intellectual Property Collateral as defined in each respective IP Agreement, and each remains in full force and effect. Notwithstanding the terms and conditions of any of the IP Agreements, Borrower shall not register any Copyrights or Mask Works in the United States Copyright Office unless it: (i) has given at least fifteen (15) days’ prior written notice to Bank of its intent to register such Copyrights or Mask Works and has provided Bank with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (ii) executes a security agreement or such other documents as Bank may reasonably request in order to maintain the perfection and priority of Bank’s security interest in the Copyrights proposed to be registered with the United States Copyright Office; and (iii) records such security documents with the United States Copyright Office contemporaneously with filing the Copyright application(s) with the United States Copyright Office. Borrower shall promptly provide to Bank a copy of the Copyright application(s) filed with the United States Copyright Office, together with evidence of the recording of the security documents necessary for Bank to maintain the perfection and priority of its security interest in such Copyrights or Mask Works. Borrower shall provide written notice to Bank of any application filed by Borrower in the United States Patent Trademark Office for a patent or to register a trademark or service mark within thirty (30) days of any such filing.

7. RATIFICATION OF PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in certain Perfection Certificates, each dated as of February 18, 2010, each as modified by written disclosures made by Borrower to Bank through and including the date hereof, and acknowledges, confirms and agrees the disclosures and information above Borrower provided to Bank in each such Perfection Certificate, as modified through the date hereof, remains true and correct in all material respects as of the date hereof.

8. AUTHORIZATION TO FILE. Borrower hereby authorizes Bank to file UCC financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank’s interest in the Collateral, including a notice that any disposition of the Collateral, by either the Borrower or any other Person, shall be deemed to violate the rights of the Bank under the Code.

9. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

10. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of the Loan Agreement (as modified by this Loan Modification Agreement), and all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

11. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

12. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

13. JURISDICTION/VENUE. Section 11 of the Loan Agreement is hereby incorporated by reference in its entirety.

14. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Loan Modification Agreement to be executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first above written.

BORROWER:

LUNA INNOVATIONS INCORPORATED

By	/s/ My Chung
Name:	My Chung
Title:	President and CEO

LUNA TECHNOLOGIES, INC.

By	/s/ Scott A. Graeff
Name:	Scott A. Graeff
Title:	President

BANK:

SILICON VALLEY BANK

By:	/s/ Alicia Fuller
Name:	Alicia Fuller
Title:	Relationship Manager

Exhibit A to Third Loan Modification Agreement

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	LUNA INNOVATIONS INCORPORATED
LUNA TECHNOLOGIES, INC.

The undersigned authorized officer of Luna Innovations Incorporated, a Delaware corporation, and Luna Technologies, Inc., a Delaware corporation (individually and collectively, jointly and severally, the “Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 120 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings, Deferred Revenue/billings in excess of cost report/project identifiers for Assignments of Claim tracking purposes	Monthly within 15 days	Yes No
Transaction Reports	Bi-weekly (monthly with 30 days during a Streamline Period) and with each request for an advance	Yes No
Projections	FYE within 30 days, and as amended	Yes No

The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”)

______________________________________________________________

Financial Covenant	Required	Actual	Complies

Maintain as indicated:
Minimum Liquidity	$6,000,000	$	Yes No
Minimum Adjusted EBITDA	$100,000	$	Yes No

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The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

LUNA INNOVATIONS INCORPORATED	BANK USE ONLY
LUNA TECHNOLOGIES, INC.
Received by:
AUTHORIZED SIGNER
By:	Date:
Name:
Title:	Verified:
AUTHORIZED SIGNER
Date:

	Compliance Status:	Yes No

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Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

Dated:

I.	Liquidity (Section 6.9(a))

Required: Liquidity. Borrower’s (i) unrestricted cash at Bank plus (ii) the lesser of (x) thirty percent (30%) of net billed accounts receivable (including, without limitation, unbilled but contractually due accounts receivable) or (y) Three Million Dollars ($3,000,000) of not less than Six Million Dollars ($6,000,000).”

Actual:

A.	Aggregate value of Borrower’s unrestricted cash at Bank	$

B.	The lesser of (x) thirty percent (30%) of net billed accounts receivable (including, without limitation, unbilled but contractually due accounts receivable) or (y) Three Million Dollars ($3,000,000)	$

C.	LIQUIDITY (line A plus line B)	$

Is line C equal to or greater than $6,000,000?

______	No, not in compliance	______	Yes, in compliance

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II.	Adjusted EBITDA (Section 6.9(b))

Required: Achieve, as of the end of each fiscal quarter, measured on a trailing three month basis, Adjusted EBITDA of at least One Hundred Thousand Dollars ($100,000).

Actual: All amounts calculated on a trailing three month basis:

A.	Net Income	$

B.	To the extent included in the determination of Net Income

	1. The provision for income taxes	$

	2. Depreciation expense	$

	3. Amortization expense	$

	4. Net Interest Expense	$

	5. Non-cash stock compensation expense	$

	6. After-tax dividends (provided, that nothing herein shall be construed as permitting Borrower to pay and dividends or distributions in violation of Section 7.7 of the Loan Agreement)	$

	7. Non-cash income recognized in connection with the early termination of the Indebtedness under the Hansen Subordinated Loan Documents.	$

	8. The sum of lines 1 through 6 minus line 7	$

C.	Adjusted EBITDA (line A plus line B.8)		______

Is line C equal to or greater than $ [                    ]?

______	No, not in compliance	______	Yes, in compliance

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